Exhibit 99.5

Operator Introduction Script:

Hello and welcome to the Dell Global Leadership Conference Call. I’d like to inform all participants that this call is being recorded at the request of Dell. This broadcast is the copyrighted property of Dell Inc. Any rebroadcast of this information, in whole or part, without the prior written permission of Dell Inc. is prohibited.

Dell will file with the SEC a proxy statement regarding the proposed acquisition. Security holders are urged to read the proxy statement and other documents relating to such acquisition when they become available, because they will contain important information. Investors will be able to obtain these documents from the SEC’s website or by contacting Dell. Please also note the Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the proposed acquisition. Investors may obtain information regarding the names, affiliations and interests of such individuals in the Company’s filings.

All participants will be in listen-only mode.

Now I’d like to turn the call over to Mr. Larry Tu, Senior Vice President and General Counsel.

(after Brian Gladden closes meeting) Operator Conclusion Script:

This concludes today’s conference call. We appreciate your participation. You may disconnect at this time.

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LARRY REMARKS

•	I want to thank all of you for coming together on short notice so that we can share details with you about the important announcement we made today.

•	I have Brian Gladden, Steve Price and Michael on the call with me.

•

As you may already have read in Michael’s message, Dell today announced it has signed a definitive merger agreement under which Michael, in strategic partnership with global technology investment firm Silver Lake, will acquire Dell.

•	This is an exciting time for Dell and I’m sure you have many questions on how we should operate day-to-day. I want to share with you some guiding principles that I hope you will find helpful.

•

While we all believe that today’s announcement is the best path for Dell, our team members will struggle with uncertainty as we go through this process to take Dell private. Anticipate and recognize how your team might be feeling. They will have many questions to which we will not be able to immediately provide responses, but taking the time to listen to them will help greatly.

•	To help teams focus and move forward, provide or reiterate short—and long-term goals and our focus on our business strategy.

•

Remind teams that following the signing of the definitive merger agreement we are in a 45-day “go-shop” period. The merger agreement further provides that the transaction must be approved by the holders of a majority of the Company’s outstanding shares, excluding shares held by Michael or members of Dell’s management. This means that until that time, we must continue business as usual. Until the transaction closes, we remain a publicly-traded company and will continue to report quarterly financial results.

•	As communication needs arise, please include your communications leads in order to provide you with guidance and counsel on best approach.

•

We will be very limited in what we can communicate during this time. Responses to the team member FAQ have been approved and should be used in your discussions with your teams. If you get a question you can’t answer, capture it and pass it along to your communications lead. You can also direct your teams to submit questions to the Global Communications mailbox.

•

We are limiting communications between now and the special meeting, which means that we will not provide additional manager talking points or distribute communications more widely than necessary and in no case without prior legal approval. Limited communications includes not commenting on One Dell Way or public blogs, as well as Chatter, Twitter and other social media.

•	I hope this provides some guideposts that will be helpful to you.

•	With that, I will turn it over to Brian.

BRIAN REMARKS

•	Thanks, Larry and hello, everyone.

•	I want to reiterate some of the comments that I will include in a team member note that I will send shortly.

•	I know many of you have read recent media reports with details of the transaction. Following are details on the transaction:

•

Under the terms of the agreement, Dell stockholders will receive $13.65 in cash for each share of Dell common stock they hold, in a transaction valued at approximately $24.4 billion. The price represents a premium of 25 percent over Dell’s closing share price of $10.88 on Jan. 11, 2013, the last trading day before rumors of a possible going-private transaction were first published; and a premium of approximately 37 percent over the average closing share price during the previous 90 calendar days ending Jan. 11, 2013. The buyers will acquire for cash all of the outstanding shares of Dell not held by Mr. Dell and certain other members of management.

•

The Board of Directors of Dell has unanimously approved the merger agreement based on the recommendation of a special committee comprised of four independent directors who negotiated the transaction with the assistance of independent financial and legal advisors and intends to recommend that stockholders of Dell approve the agreement. Michael recused himself from all Board discussions and from the Board vote regarding the transaction.

•	Following completion of the transaction, Michael will continue to lead the Company as Chairman and CEO and will be the majority owner.

•

The transaction is expected to close before the end of the second quarter of Dell’s FY2014, subject to approval by a majority of the outstanding Dell shares, excluding shares owned by Michael and certain members of Dell’s management and Board of Directors, as well as the satisfaction of customary closing conditions.

•	Dell will continue to be headquartered in Round Rock, Texas.

Our Progress

•	As you know, our strategy to transform Dell into a leading, global end-to-end solutions provider has driven all of the key steps we’ve taken over the past four years.

•

We have made great progress in executing this strategy and now have strong capabilities in services, enterprise solutions, end-user computing and software so we can deliver the end-to-end solutions that matter most to our customers.

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Since FY08, we have invested more than $13 billion in 20+ acquisitions primarily in enterprise solutions. In FY2013, we have acquired AppAssure, Clerity Solutions, Credant Technologies, Gale Technologies, Make Technologies, Quest Software, SonicWALL and Wyse Technology.

•	Today we have 13 R&D centers; with more than 75% of our R&D spending going into enterprise solutions; and more than 7,000 solutions sales specialists.

•	In the third quarter, our Enterprise Solutions and Services business revenue was $4.8 billion, up 3%, led by 11% growth in our server and networking business.

•

The Enterprise Solutions and Services businesses—which generated approximately $14 billion of revenue in FY08—are now achieving an annual run-rate approaching $20 billion, year-to-date are up 4% and have generated more than 50% of our non-GAAP gross margin over that time.

•

And our End User Computing business continues to be an important element of our strategy. Despite recent contraction in the global PC demand environment with Dell declining 12% in the first three quarters of FY13, we see solid opportunities ahead. End User Computing growth and profitability is critical to our financial and cash flow models, and we will continue to invest in this important business.

•	We fully believe that we can and will achieve our transformation into a leading global, end-to-end solutions provider, but we are best served pursuing this route as a private company.

•	We expect that the proposed private structure will allow us to pursue our transformation and growth:

•	Michael will be the majority owner and will remain CEO.

•	New debt required for the transaction does not result in a restrictively leveraged capital structure.

•

The cost of servicing the debt in the proposed structure over the next three years is projected to be approximately the same or slightly less than Dell’s dividend and share repurchase costs over the past three years.

•	The proposed transaction allows us to continue organic and inorganic investment to pursue our growth and transformation.

•	And here’s what you can expect during the transaction:

•

As a further protection for stockholders, the Special Committee has negotiated as part of the merger agreement a 45-day “go-shop” period, during which the Special Committee—with the assistance of independent financial and legal advisors—will actively solicit, receive, evaluate and potentially enter into negotiations with parties that offer alternative proposals.

•

After the conclusion of that 45-day period, the Special Committee will be permitted to continue discussions and enter into or recommend a transaction with any person or group that submitted a qualifying proposal during the 45-day period.

•	There can be no assurance that this go-shop process will result in a superior offer.

•	Evercore will conduct the go-shop process on behalf of the Special Committee.

•	I hope this sheds some light on the process we will go through.

•	With that, I will turn it over to Michael.

MICHAEL REMARKS

•	Thanks, Brian.

•	I want all of you to understand that we are limited in what we can say right now. I know that’s frustrating. You have questions… and your customers and teams have questions.

•	There’s going to be lots of articles and speculation. Lots of opinions. We need everyone pulling together, engaging, reassuring.

•	This about the long term success of Dell, of our customers, of all of us.

•	Together, we have built an incredible company. $60 billion in revenue. A hundred thousand team members around the world. We create enormous value for our customers.

•	Our transformation into the industry’s leading provider of end-to-end solutions is well underway.

•	We’re moving forward, fully committed to our customers, our strategy and our team.

•	I believe that we are better served with partners who will provide long-term support to help Dell innovate and accelerate our journey.

•	Silver Lake is one of the very top technology investment firms in the world… They know the business models, have great expertise and powerful relationships.

•	We are also glad that Microsoft is part of the transaction, further building on a nearly 30—year relationship. Important for us to continue strengthening ties with our best partners.

•	Dell is a relatively young company and I’m a (relatively) young CEO. I am honored to continue to serve as chairman and CEO, and excited to work with our existing senior leadership team.

•	We are committed to this journey and to the long-term success of our company.

•	I am grateful to all of you for your dedication and support.

•	And please, stay focused on our customers. Reach out. Deliver great results.

•	I’m really excited about the next chapter of Dell and about moving forward together with all of you.

•	Thank you, and with that I’ll turn it over to Steve Price.

STEVE REMARKS

•	Thank you, Michael.

•

As Larry mentioned earlier, we understand you may have many questions and recognize this potential transaction could create uncertainty, especially about how it might impact you personally. Please keep in mind the following:

•	We know you have a lot of questions – many which cannot be answered today – but we are committed to communicate openly with you throughout this transaction as we are able to.

•	Our brand, purpose and values remain unchanged.

•	You still work for the same company with the same manager in the same building and serve the same customers.

•	As Michael said, the proposed transaction will enable us to pursue our long-term growth plan and transformation, and maintain our focus on helping customers achieve their goals.

•

Dell will continue to be an employer of choice and a destination for the world’s best talent. We will continue to develop inspiring leaders, champion team members and promote a culture in which team members are encouraged to take risks, feel supported and valued.

•	Dell will continue to offer market competitive compensation, including base salary, bonus and long-term incentive plan.

•	Your base salary remains the same and we will be rolling-out our FY14 merit increases as planned.

•	Your benefits remain the same.

•

The annual bonus plan will remain intact and participation levels will remain the same. Once the transaction closes, we will consider making some changes to align our targets to more directly with long-term cash flow growth. This will be reviewed after the potential transaction closes, which is expected to be in the second quarter of FY14. In the meantime, our FY14 plans will look very similar to FY13.

•

At their discretion, our Board of Directors has determined that our FY13 bonus plan will pay out at 70 percent to all participants. This payout is in line with our expected financial and strategic performance for the year in a very challenging environment. This payout will occur as it normally does in late March.

•

For participants in our Long Term Incentive (LTI) plans who have received Dell common equity shares in the past (in the form of RSUs, Stock Options or Performance Based Shares), we will be communicating with you directly about your current vested and unvested Dell equity and its treatment in this potential transaction.

•

Given the transition to privately-held company, future LTI programs will most likely be replaced with cash-based programs. We will provide more details on LTI programs once the proposed transaction closes. We believe these programs will continue to be powerful tools for retention and motivation as we move forward. Our intent is for all of our team members to feel that the new program is equal to or better than the prior programs.

•	Let me turn it back to Larry to cover what you should expect next:

LARRY TU

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The announcement today begins a process that is expected to conclude in the latter part of the second quarter of our fiscal year. Nothing changes until we work through the details of the transaction, obtain the approval of current stockholders and close the transaction.

•

Following the go-shop process, closing of the transaction is subject to the affirmative vote in favor of the transaction by holders of a majority of the Company’s outstanding shares, excluding shares held by Michael or certain members of Dell’s management or Board of Directors. The approval will be sought at a special meeting of stockholders.

•

Today, we remain a publicly-traded company and will continue to operate as such on behalf of our stockholders. It is important to remain focused on serving our customers, providing them a superior experience and the products and solutions to help them do and achieve more.

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We expect this transaction will generate significant interest and commentary from media, investors and other stakeholders, and we ask that you keep these opinions in proper perspective. In turn, we will continue to communicate with you in an open, honest and transparent manner.

•	Our communications team has been working closely with us to ensure our team members have access to as much information as is available right now.

•	Michael, as well as Brian and Steve, have sent emails to all team members

•	Following this meeting and throughout the day, each ELT member will hold two all hands calls to include as many team members as possible globally.

•	At the end of the day, we will send an email to team members so that they have access to the recording for this call – this is the only call we will record today.

•	If you are contacted by investors, industry analysts or media regarding this transaction, please direct them to:

•	For media: Marc Bien or David Frink

•	For industry analysts: Marc Bien

•	For investors: Rob Williams or David Mehok

•

We all know there will be many questions over the course of the days and weeks ahead. As we stated earlier, we are limited in what we can say – however, we want to address some of the top questions we believe you’ll be hearing from your teams today. Please know we will also be posting FAQs on an internal site for all team members to access, as well.

[LARRY TU TO BRIAN GLADDEN]:

Q: There has already been a lot of speculation in the media about this. Why are we going private now?

A: This transaction is an exciting new chapter for Dell, our customers and team members. The Board determined we can deliver an immediate and attractive premium to stockholders, while we continue the execution of our long-term strategy and focus on delivering best-in-class solutions to our customers as a private enterprise.

Believe efforts better supported operating as private company with consolidated and aligned shareholder base. Under a new, private company structure, we will have the potential to fully pursue and realize our end-to-end solutions strategy; continue organic and inorganic investment; and grow our business with our partners.

[LARRY TU TO BRIAN GLADDEN]:

Q: How will this impact our customers and partners?

A: Customers can expect the superior solutions, services and experience they have come to rely upon from Dell, and it is important to reassure them of that. Partners can expect we will continue to provide superior value to them as they work with us to serve our customers.

We believe this transaction strengthens Dell’s capabilities to bring industry-leading, differentiated, simplified and easy-to-manage solutions to customers worldwide.

We believe that ultimately our customers and partners will benefit from our accelerated transformation.

Dell continues to have solid cash flow and balance sheet, a strong management team and a globally-recognized brand. Our potential new owners are fully committed to winning in the marketplace, offering innovative products and solutions and providing a superior customer experience.

[LARRY TU TO STEVE PRICE]:

Q: Will any jobs be eliminated as a result of this transaction?

A: We do not anticipate job eliminations as a result of the proposed transaction. Rather, the proposed transaction will enable us to accelerate our long-term growth plan and transformation, and maintain our focus on helping customers achieve their goals.

However, many of our most important priorities and initiatives will remain intact and, in some cases accelerate, including: the new Dell business model, our Solution Group structure and our productivity and efficiency program targeting $2 billion in opportunity across the company.

[LARRY TU TO STEVE PRICE]:

Q: Will there be organizational changes?

A: Until the transaction closes, we remain a publicly-traded company and will continue to report quarterly financial results. Our FY14 business plan remains unchanged and we must continue to execute against it. Our focus remains on serving our customers, providing them a superior experience and the products and solutions to help them do and achieve more.

Our brand, purpose and values remain unchanged. You still work for the same company with the same manager in the same building and serve the same customers.

The proposed transaction will enable us to pursue our long-term growth plan and transformation, and maintain our focus on helping customers achieve their goals.

As I mentioned earlier, many of our most important priorities and initiatives will remain intact and in some cases accelerate, including: the new Dell business model, our Business Unit structure and our productivity and efficiency program targeting $2 billion in opportunity across the company.

[LARRY TU TO BRIAN GLADDEN]:

Q: Is a break-up being considered?

A: The Special Committee and its advisors conducted a disciplined and independent process intended to ensure the best outcome for shareholders. The special committee engaged financial advisors and a leading management consulting firm to provide independent analysis and look at strategic alternatives. Out team believes a breakup of the company does not best serve our customers or shareholders. We believe a strong and competitive portfolio of end-to-end solutions is a key asset and one that our customers value. End User Computing and Dell Financial Services continue to be an important element of our strategy.

[LARRY TU TO BRIAN GLADDEN]:

Q: Will Microsoft have an operational role when this transaction is completed?

A: We have a 30-year relationship with Microsoft and they have been a great partner throughout our history. Microsoft is making a loan that allows Dell to independently execute its long-term strategy. This is a loan and will not have a direct role in day-to-day operations of Dell. Microsoft’s commitment is a positive catalyst to the long-term success of the ecosystem and innovative partners such as Dell.

BRIAN CLOSING

•	Hopefully that helps answer some of the questions you or your team members may have.

•	On behalf of the entire ELT, we appreciate your leadership during this time.

•	And we’re excited to go into this next step in our journey with you.

•	Thank you.

Forward-looking Statements

Any statements in this press release about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended February 3, 2012, which was filed with the SEC on March 13, 2012, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10–Q and 8–K filed with the SEC by the Company.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. This press release does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://content.dell.com/us/en/corp/investor-financial-reporting.aspx or by directing a request to: Dell Inc. One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, (512) 728-7800, investor_relations@dell.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended February 3, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on May 24, 2012.